FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2008 RESULTS

Pompano Beach, FL – December 15, 2008 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carrying case solutions, today announced financial results for its fiscal year ended September 30, 2008.

Fiscal 2008 Financial Results – Compared to Fiscal 2007:

  Net sales of $20.0 million decreased $2.2 million, or 10%, due to lower sales of cases for cell phone products, which declined 80% to $1.6 million from $8.1 million in Fiscal 2007.

  Net sales of cases for diabetic products increased 4.4 million, or 40%, to $15.3 million compared to $10.9 million in Fiscal 2007.  Sales of “other” products remained flat at $3.1 million.

  Gross profit declined 16% to $4.0 million in Fiscal 2008 from $4.8 million in Fiscal 2007 due primarily to the decline in sales of cell phone products.  Gross profit margin was 20% in Fiscal 2008 compared to 22% in the prior year.

  Operating expenses declined 14% to $5.7 million in Fiscal 2008 from $6.6 million in Fiscal 2007.

  Other income (mainly Interest income) declined 39% to $0.6 million due to lower interest rates on cash balances.

  Net loss increased $0.3 million to $0.9 million, or $(0.11) per share in Fiscal 2008, compared to net loss of $0.6 million or $(0.07) per share in Fiscal 2007.

Douglas W. Sabra, Forward’s Chief Executive Officer, commented, “Even with the very difficult operating conditions in this economy, these are disappointing results. They were driven by the extremely weak sales of cases and accessories for cell phone products in both OEM and aftermarket (license) channels as well as inventory issues in this product line that contributed to weaker gross profit margin.  While we are pleased to have entered into a new agreement for sale of Motorola branded products under license in May 2008, it has taken longer than originally anticipated to develop meaningful sales under this agreement. We are working with Motorola to restructure the arrangement to reflect the current operating environment.  The absence of aftermarket sales contributed both to the weak sales and gross margin numbers.”

Mr. Sabra continued, “The bright spot for our company is the very strong sales growth we achieved with respect to our diabetic products.  However, as we have pointed out in the past, gross margins on these products continue to be affected by a difficult pricing environment with OEM customers and the rising costs of production in China. Even with the reversal in the direction of commodity prices, this has yet to impact our cost side.

“We were able to keep operating expenses contained this year at a level 10% below the level of Fiscal 2007, much of the savings due to changes in personnel.  In Fiscal 2009 we  intend to aggressively address weakness in the cell phone product line and to grow our aftermarket distribution channel  but the revenue contribution from this investment in personnel will necessarily lag recorded expense, particularly in this operating environment.”

Mr. Sabra concluded, “We are working closely with our financial advisor, vFinance, in identifying and evaluating prospective targets for acquisition and remain well positioned to execute our strategy, with a strong, liquid balance sheet, and no short or long-term debt.  I look forward to updating you on our progress.”

The tables below are derived from the Company’s audited, consolidated financial statements included in its Annual Report on Form 10-K filed today with the Securities and Exchange Commission.  Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2008 and 2007.  Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those referred to in any forward looking statement herein due to a number of factors. Such risk factors include but are not limited to those risk factors discussed in Part I, Item 1A, “Risk Factors”, and Part II, Item 7, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, included in our Annual Report on Form 10-K filed today with the SEC, which factors are incorporated herein by reference.

Such risk factors include, among others, the high degree of our customer concentration and, therefore, the dependence of our revenues and results of operations on order flow from a small number of OEM customers; the increasing reliance on one product line for our net sales;  the inability to satisfy quality control standards required by key OEM customers resulting in a material loss of business; the resulting susceptibility of our revenues and results of operation to significant change over short periods of time; changes affecting, or the loss of, one or more of our principal OEM customers; the dependence of such revenues of certain OEM customers on the continuing efforts of certain key sales personnel; the degree of our success in winning new business from our customers and against competing vendors; changes in the business model of our OEM customers via their reducing or eliminating carry cases in-box; the entry into a new license with Motorola and the likelihood that we will incur significant product development and sales and marketing expense; continuing weakness in gross profit and gross profit percentage and the effects on our financial condition and results of operations; the inability to develop aftermarket distribution in order to improve gross profit; the potential to add materially to our inventory allowance and the effective management of inventory including in connection with our OEM customers’ hub arrangements to which we are subject; and the impact of adverse conditions in the economy generally.

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment.  The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the “Motorola” brand name.  Forward’s products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com .

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(954) 419-9544

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended September 30,
	2008	2007
Net sales	$19,973,869	$22,150,513
Cost of goods sold	15,946,020	17,346,913
Gross profit	4,027,849	4,803,600

Operating expenses:
Selling	2,868,092	3,641,000
General and administrative	2,824,962	2,977,660
Total operating expenses	5,693,054	6,618,660

Loss from operations	(1,665,205)	(1,815,060)

Other income:
Interest income	625,959	1,001,091
Other (expense) income, net	(5,623)	11,130
Total other income	620,336	1,012,221

Loss before income tax benefit	(1,044,869)	(802,839)
Income tax benefit	(155,620)	(249,380)
Net loss	$ (889,249)	$ (553,459)

Net loss per common and common equivalent share
Basic	$ (0.11)	$ (0.07)
Diluted	$ (0.11)	$ (0.07)

Weighted average number of common and common equivalent shares outstanding
Basic	7,888,727	7,844,376
Diluted	7,888,727	7,844,376

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$19,862,426	$20,267,791
Accounts receivable, net	3,659,553	4,135,117
Inventories, net	1,363,862	1,072,360
Prepaid expenses and other current assets	586,632	628,786
Deferred tax asset	49,449	279,741
Total current assets	25,521,922	26,383,795

Property, plant, and equipment, net	124,854	160,644
Deferred tax asset	359,681	29,898
Other assets	98,259	57,538
Total assets	$26,104,716	$26,631,875

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$2,206,630	$1,904,946
Accrued expenses and other current liabilities	189,827	303,185
Total current liabilities	2,396,457	2,208,131

Commitments and contingencies

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,621,932 and 8,488,932 shares issued, respectively (including 706,410 and 633,493 held in treasury, respectively )	86,219	84,889
Capital in excess of par value	15,893,480	15,546,046
Treasury stock, 706,410 and 633,493 shares at cost, respectively	(1,260,057)	(1,085,057)
Retained earnings	8,988,617	9,877,866
Total shareholders' equity	23,708,259	24,423,744
Total liabilities and shareholders’ equity	$26,104,716	$26,631,875